Exhibit 10.7

Chengdu Time Share Technology Information Co., Ltd.

Jilun He

and

Da’en He

Loan and Equity Pledge Agreement

November 10, 2006

Loan and Equity Pledge Agreement

This Loan and Equity Pledge Agreement (hereinafter “Agreement”) is entered into among the following parties in Beijing on November 10, 2006:

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal Representative: Jilun He

Party B: Jilun He

ID number: 510132197202200077

Party C: Da’en He

ID number: 512323193707171812

Hereinafter, Party A, B and C are individually referred to as a “Party”, and collectively “Parties”.

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated under the laws of People’s Republic of China (hereinafter “PRC”) ;

2.	Party B and Party C are citizens of the PRC, with full civil capacity;

3.	Party B and Party C are shareholders of Sichuan Time Share Advertising & Communication Co., Ltd. (hereinafter “Sichuan Time Share”), hold a 98% and 2% equity interest, respectively.

4.	Party B and Party C want to borrow money from Party A, and agree to pledge their collectively 100% equity interest in Sichuan Time Share as a guarantee of the loan. Party A agrees to provide the loan to Party B and Party C and accept Sichuan Time Share’s equity as a guarantee of the aforementioned loan.

THEREFORE, the Parties hereby entered into this Agreement with respect to the loan and equity pledge arrangement as follows:

1.	Loan and Payment

1.1.	Party A agrees to provide Party B and Party C with a loan up to RMB60 million, respectively (hereinafter “Loan”), according to this Agreement. The Loan will be disbursed in accordance with Article 2 of this Agreement.

1.2.	The Parties agree that Party B and Party C shall inject the amount of the Loan to Sichuan Time Share by increasing its registered capital or in other legitimate forms, and shall be used for the purposes of:

1) the daily operation expenses of Sichuan Time Share;

2) the operation, development and expansion of advertising business of Sichuan Time Share;

3) other purposes that the Parties agree to.

1.3.	The Parties agree that the term of the Loan is ten years, commencing from the date that the Loan is wired to the account designated by Party B and Party C. The Agreement can be renewed upon the Parties’ written confirmation prior to its expiration. The term of the extension shall be subject to the negotiation of the Parties.

1.4.	To the extent permitted by PRC laws, Party B and Party C shall convert the amount to the equivalent of the equity interest, transferring it to Party A or any person or persons designated by Party A as the payment to the loan.

1.5.	The Loan is an interest-free loan.

2.	The Grant of Loan

2.1.	Each Party agrees that Party B and Party C can apply to Party A for drawing the Loan in one time or in several times. After the execution of this Agreement, if Party B and Party C propose to draw all or part of the Loan, a general plan regarding the use of the Loan (including the information relating to the amount to be drawn from the Loan, the purpose of using the Loan and other necessary information) shall be provided to Party A. Party A shall convene a meeting of the board of directors to review the plan within three (3) days upon the receipt of such plan. The plan can be passed by the affirmative vote of two-thirds of the votes cast in person at the meeting. Once approved at the meeting of the board of directors, Party B and Party C can deliver a drawing notice pursuant to Article 2.2 of this Agreement.

2.2.	Each Party agrees that Party B and Party C can deliver a drawing notice from time to time, asking Party A to provide a specified amount of the loan ( “Certain Loan”) on the designated date (“Drawing Date”), provided that the preconditions set forth in Article 2.3 and the following conditions are satisfied: (a) the Drawing Date shall not be prior to the first business day after the delivery of the drawing notice; and (b) the aggregate amount of the Certain Loan and the unpaid outstanding loans shall not exceed the amount of the Loan. Party A shall wire the Certain Loan to the account designated by Party B and Party C on the Drawing Date.

2.3.	Party A shall meet the preconditions set forth below in order to disburse the Loan to Party B and Party C:

2.3.1.	Party A has obtained a foreign exchange registration certificate and opened a foreign exchange account;

2.3.2.	Party A has made contribution to the registered capital of Sichuan Time Share;

2.3.3.	Party B and Party C continue to be the shareholders of Sichuan Time Share and have real control over Sichuan Time Share;

2.3.4.	Sichuan Time Share is validly existing and operating, and all permits, authorizations and licenses necessary for its business are continuously valid;

2.3.5.	Party B and Party C shall urge the internal authorities of Sichuan Time Share to approve the increase of its registered capital, or any other written resolution for the purpose of the legitimate injection of the Loan into Sichuan Time Share;

2.3.6.	Party A’s registered capital can be settled in Renminbi, and can be provided to Party B and Party C by means permitted by laws;

2.3.7.	Party B and/or Party C do not violate any provisions under this Agreement.

2.4.	Party A undertakes that it will apply for a foreign exchange registration certificate and open a foreign exchange account as soon as possible, and urge its shareholders to pay the registered capital of Party A.

2.5.	Party B and Party C shall provide information of the designated account by written notification to Party A within a reasonable period after the execution of this Agreement.

2.6.	Party A shall wire transfer the Loan at one time to the account jointly or severally designated by Party B and Party C on the disbursement date of the Loan. Once Party A obtains the payment voucher from the wire transferring bank, its obligation to provide the Loan under this Agreement is deemed to be properly performed.

3.	Pledge of Equity

3.1.	Party B and Party C agree to pledge their respective equity interest to Party A as a guarantee for the Loan. The guaranty scope of pledged equity under this Agreement covers the principal amounts of the Loan, interests, compensation for breach of contract and expenses incurred in enforcing the right of pledge.

3.2.	The Parties agree that the pledge under this Agreement shall become effective on the date when equity pledge is registered in Sichuan Time Share’s register of shareholders, and shall be terminated after the guaranteed payment obligations are fully performed or waived by Party A.

3.3.	Within the term of the pledge, without prior written consent of Party A, Party B and/or Party C shall not jointly or severally transfer or decrease their equity interest in Sichuan Time Share, and not transfer equity interest between each other. Party A could transfer its rights under this Agreement to any third party.

3.4.	Without the prior written consent of Party A, Party B and Party C shall not surrender any rights in connection with the pledged equity.

3.5.	Without the prior written consent of Party A, within the term of the pledge, Party B and/or Party C shall not create any mortgage, pledge or any other security interest or right encumbrance on the pledged equity other than the call option granted to Party A by Party B and/or Party C.

4.	Representations and Warrants

4.1.	Party A hereby represents and warrants as follows:

4.1.1.	Party A has been duly incorporated and is validly existing as a wholly foreign-owned enterprise and is in good standing under PRC laws, with corporate power and authority to execute and perform this Agreement;

4.1.2.	Party A’s execution and performance of this Agreement is within its business scope; Party A has all necessary internal approval and authorization to execute and perform this Agreement; the execution and performance of this Agreement shall not violate any binding laws and regulations or agreements or commitments binding on Party A;

4.1.3.	Upon its execution, this Agreement is the legally and validly binding on Party A.

4.2.	Party B and Party C jointly and severally represent and warrant to Party A as follows:

4.2.1.	Party B and Party C are citizens of the PRC, with full civil capacity;

4.2.2.	Party B and Party C are the legal owners of the pledged equity;

4.2.3.	Other than the pledge created under this Agreement, the pledged equity currently has no mortgage, pledge, lien or other encumbrance of rights;

4.2.4.	Party B and Party C have obtained all the necessary approval, authorization, and consent from all parities, including government and regulatory authorities, to perform this Agreement;

4.2.5.	For the purposes of the Agreement, if any arrangements need to be made for this Agreement, including but not limited to any registration, notarization, filing or approval in connection with the pledged equity as required by related laws and regulations, Party B and Party C shall take prompt actions within the period required by Party A;

4.2.6.	All permits, authorizations and licenses necessary for Sichuan Time Share’s business are continuously valid;

4.2.7.	The execution and performance of this Agreement shall not violate any binding laws and regulations or agreements or commitments;

4.2.8.	Upon its execution, this Agreement is legally and validly binding on Party B and Party C.

5.	Performance

5.1.	Party B and Party C shall complete the registration of the pledge with Party A as recorded in Sichuan Time Share’s register of shareholders (if applicable), within three (3) days after they obtain the Loan pursuant to Article 1.1 of this Agreement.

5.2.	Within the term of the pledge, Party B and Party C shall deliver the register of shareholders and the certificate of capital contribution to Party A for recordkeeping.

5.3.	When Party A exercises the right of pledge pursuant to this Agreement, Party B and Party C shall undertake to help Party A or any person designated by Party A to complete the equity transfer after the evaluation of its value into money, and to execute and deliver agreements and documents in connection with the transfer of equity at Party A’s request.

6.	Defaulting Liabilities

6.1.	Costs incurred by the performance of this Agreement shall be borne by respective Party. Where a Party fails to perform its obligations and causes losses to other Parties, such Party shall be held liable for all losses thus incurred.

6.2.	If Party B and/or Party C default under this Agreement thus materially and adversely affecting the overall arrangement pursuant to “Related Agreements”, Party B, Party C and/or Sichuan Time Share shall be deemed to be default under any and all “Related Agreements”. If Party B, Party C and/or Sichuan Time Share default under any and all “Related Agreements” thus materially adversely affecting the overall arrangement pursuant to “Related Agreements”, Party B and Party C shall be deemed to be default under this Agreement. For the purpose of this Agreement, “Related Agreements” mean any or all agreements listed in the Annex 1 of this Agreement and their supplements and amendments.

7.	Termination

7.1.	Unless extended according to related provisions under this Agreement, this Agreement will be automatically terminated upon expiration date.

7.2.	Early Termination

7.2.1.	This Agreement can be terminated in advance by written consent of the Parties.

7.2.2.	Within the term of this Agreement, Party B and Party C shall not terminate the Agreement in advance, while Party A has the right to inform Party B thirty (30) days in advance in writing of the termination of this Agreement at any time.

8.	Confidentiality

8.1.	The Parties agree that materials and information obtained, acquired or received from another party in performing the Agreement are confidential information (“Confidential Information”), except the information that is publicly available. Confidential Information has economic and commercial value of the providing party, and Parties agree to take all reasonable actions to keep it confidential. Unless for purposes of performing the Agreement, each Party shall not use the Confidential Information for any purposes, not disclose, provide or transfer the Confidential Information to any third parties without the prior written consent of the providing Party.

8.2.	At the time of the termination of the Agreement, the Parties shall dispose of any documents, materials or software containing the Confidential Information per the request of the providing Party, and shall delete the Confidential Information from related storage hardware, and shall not continue using such Confidential Information.

8.3.	Article 8 shall survive the change, cancellation or termination of this Agreement.

9.	Applicable Laws and Settlement of Disputes

9.1.	The formation, validity, interpretation and performance of this Agreement and the resolution of disputes under this Agreement shall be subject to PRC laws.

9.2.	Any disputes arising from the interpretation and performance of this Agreement shall first be resolved by both Parties through friendly negotiations. In case no resolution can be reached within 30 days after one Party delivers a written notice asking for friendly negotiations, any Party can refer such dispute to China International Economic and Trade Arbitration Commission ( “CIETAC”) for arbitration in accordance with CIETAC’s arbitration rules then in effect. The seat of arbitration shall be Beijing. The arbitration award shall be final and binding upon both parties.

10.	Force Majeure

10.1.	An Event of Force Majeure means any event that is beyond the reasonable control of either party and unavoidable or unpreventable after it gives due attention, including, but not limited to, government act, act of God, fire, explosion, storm, flood, earthquake, tide, lightning or war, but insufficiency of credit standing, funds or financing shall not be deemed to be beyond the reasonable control of either party. The Party seeking exemption from its liabilities under this Agreement owing to an Event of Force Majeure shall, without undue delay, inform the other party of such event and the steps to be taken to perform its obligations.

10.2.	Should the performance of this Agreement be delayed or prevented due to any Event of Force Majeure as defined above, the prevented party shall be exempt from its liabilities only to the extent performance is being delayed or prevented. The prevented party shall take suitable measures to lower or eliminate the impact of such Event of Force Majeure, and make endeavors to resume the performance of the obligations delayed or prevented by such Event of Force Majeure. The Parties agree to do their best to resume the performance of this Agreement once the Event of Force Majeure is eliminated.

11.	Notice

Any notice or other correspondence required by either Party or Sichuan Time Share to be made under or pursuant to this Agreement shall be in Chinese and sent to the following address of the other Parties or such other addresses as may be notified by the other Parties from time to time by hand delivery, registered mail (postage prepaid), recognized courier service or fax. Notices shall be deemed to be duly served: (a) if by hand delivery, on the date of delivery; (b) if by mail, on the tenth (10th) day after the date of posting (as indicated on the postmark) of registered airmail (postage prepaid), or if by courier service, on the fourth (4th) day after being delivered to an internationally recognized courier service; or (c) if by fax, at the receiving time as indicated in the transmission confirmation of the relevant document.

Party A: Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Fax: 010-87697911

Tel: 010-87695559

Attention: Xingyuan Yang

Party B: Jilun He

Address: Dayu Building, No. 312 Long Zhua Shu, Xiao Hong Men, Chaoyang District, Beijing

Fax: (010)-87697911

Tel: 010-87695556

Party C: Da’en He

Address: Room 3331, No. 33 Jinli Island, Caotang Road, Chengdu

Tel: (028)-87361717

12.	Miscellaneous

12.1.	All annexes to this Agreement shall form an integral part of this Agreement and have the same legal effect as this Agreement.

12.2.	Party B shall not assign any of its rights and obligations hereunder to any third parties hereof without the prior written consent of Party A.

12.3.	This Agreement shall bind upon the legal successor of Party B and Party C and any person assigned rights and obligations under this Agreement.

12.4.	Any invalid or unenforceable provision hereunder due to its conflict with related laws, shall only be invalid or unenforceable within related jurisdiction, and shall not affect the force of other provisions under this Agreement.

12.5.	Any amendments, revisions or supplements to this Agreement shall go into effect after the execution of written agreement by the Parties. All amendments and supplements duly signed by the Parties shall form an integral part of this Agreement and have the same legal effect as this Agreement.

12.6.	This Agreement shall go into effect as of the date of signing by the Parties and shall terminate after the full performance of the repayment obligations pursuant to this Agreement.

12.7.	This Agreement and its annexes constitute the entire agreement among all parties with respect to the subject matter hereof and supersedes and replaces all prior oral and written agreements, contracts, and understandings or correspondence among all Parties with respect to the subject matter hereof.

12.8.	This Agreement is executed in three (3) originals in Chinese, with each party hereto holding one (1) original.

[No text below, followed by execution page]

[Execution page, no text]

Party A: Chengdu Time Share Technology Information Co., Ltd.

Authorized representative (signature):	/s/ Jilun He

Name: Jilun He

Date: November 11, 2006

Party B: Jilun He

Signature:	/s/ Jilun He

Date: November 11, 2006

Party C: Da’en He

Signature:	/s/ Da’en He

Date: November 11, 2006

Annex 1: List of Related Agreements

Related Agreements under this Agreement mean any and all agreements set forth below and the supplements and amendments thereof:

Items	Name	Parties	Date of Execution
1	Cooperative Operations Agreement	Chengdu Time Share Technology Information Co., Ltd., Sichuan Time Share Advertising & Communication Co., Ltd., Jilun He, and Da’en He	November 10, 2006

2	Call Option Agreement	Chengdu Time Share Technology Information Co., Ltd., Jilun He, and Da’en He	November 10, 2006

3	Domain Name and Trademark License Agreement	Chengdu Time Share Technology Information Co., Ltd., and Sichuan Time Share Advertising & Communication Co., Ltd.	November 10, 2006

4	Exclusive Technology Consulting and Service Agreement	Chengdu Time Share Technology Information Co., Ltd., and Sichuan Time Share Advertising & Communication Co., Ltd.	November 10, 2006

Chengdu Time Share Technology Information Co., Ltd.

Jilu He

and

Da’en He

Amendment to Loan and Equity Pledge Agreement

November 15, 2007

Amendment to Loan and Equity Pledge Agreement

This Amendment to Loan and Equity Pledge Agreement (hereinafter “Agreement”) is entered into among the following parties in Beijing on November 15, 2007:

Party A: Chengdu Time Share Technology Information Co., Ltd.

Address: Guixi Industrial Park, High-Tech District, Chengdu

Legal Representative: Jilun He

Party B: Jilun He

Identity Card: 510132197202200077

Party C: Da’en He

Identity Card: 512323193707171812

Hereinafter, Party A, B and C shall be individually referred to as a “Party”, and collectively “Parties”.

WHEREAS:

1.	The Parties executed a Loan and Equity Pledge Agreement (hereinafter “Original Agreement”);

2.	The Parties decide to increase the aggregate principal amount of the Loan to a maximum of RMB350 million;

3.	The Parties further agree to clarify Article 1.3 of the Original Agreement.

Now, therefore, the Parties hereby entered into this Agreement with respect to the loan and equity pledge arrangement as follows:

1.	Change Article 1.1 of the Original Agreement to: Party A shall grant to Party B and Party C, upon the terms and subject to the condition herein, a loan facility in the aggregate principal amount up to RMB350 million (hereinafter “Loan”).

2.	Change Article 1.3 of the Original Agreement to: The Parties agree that the term of the Loan is ten (10) years, commencing from the date that the first

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tranche of Loan wired to the account designated by Party B and Party C. The Agreement can be renewed upon the Parties’ written confirmation prior to its expiration, the term of the extension shall be subject to the negotiation of the Parties.

3.	All other articles of the Original Agreement are continuously valid.

4.	This Contract is executed in three (3) originals in Chinese, with each party hereto holding one (1) original.

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[Execution page, no text]

Party A: Chengdu Time Share Technology Information Co., Ltd.

Authorized representative (signature):	/s/ Jilun He

Name: Jilun He

Date: November 15, 2007

Party B: Jilun He

Signature:	/s/ Jilun He

Date: November 15, 2007

Party C: Da’en He

Signature:	/s/ Da’en He

Date: November 15, 2007